                                                                   EXHIBIT 11(a)


                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of AIM Growth Series (Formerly, G.T.
Global Growth Series):

         RE: AIM Worldwide Growth Fund (formerly, GT Global Worldwide Fund) AIM International Growth Fund (formerly, GT Global International
                Growth Fund)
              AIM New Pacific Growth Fund (formerly, GT Global New Pacific
                Growth Fund)
              AIM Europe Growth Fund (formerly, GT Global Europe Growth Fund) AIM Small Cap Growth (formerly, GT Global America Small Cap
                Growth Fund)
              AIM Mid Cap Equity (formerly, GT Global America Mid Cap Growth
                Fund)
              AIM Basic Value (formerly, GT Global America Value Fund)
              AIM Japan Growth Fund (formerly, GT Global Japan Growth Fund)

         We hereby consent to the inclusion of our report dated February 17, 1998 on our audits of the financial statements and financial highlights of the above referenced funds as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of AIM Growth Series. We further consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                            PricewaterhouseCoopers LLP

Boston, Massachusetts
August 25, 1998